Exhibit 99.1

ATLAS LITHIUM GRANTED PRIORITY REVIEW FOR NEVES PROJECT PERMITTING

BELO HORIZONTE, BRAZIL—(June 26, 2023) – Atlas Lithium Corporation (NASDAQ: ATLX) (“Atlas Lithium” or “Company”), a leading mineral exploration company, is pleased to announce that on June 21, 2023, the State of Minas Gerais in Brazil provided the Company with written notice granting its Neves lithium project (the “Project”) priority status for review of its environmental permitting and licensing. Atlas Lithium believes that this development could meaningfully expedite the permitting and licensing of its Project by potentially shortening the timeline of such a process by up to several months.

Marc Fogassa, Chairman and CEO of the Company, commented, “This is an important development as permitting and licensing are critical for any mineral exploration company that intends to become a producer such as in our case. Our petition for priority review was granted because our lithium project had a technically robust application that scored high marks in multiple important criteria for the State of Minas Gerais.”

About Atlas Lithium Corporation

Atlas Lithium Corporation (NASDAQ: ATLX) is focused on advancing and developing its 100%-owned hard-rock lithium project in Brazil’s Lithium Valley, a well-known lithium district in the state of Minas Gerais. The Company’s exploration mineral rights for lithium cover approximately 308 km2 and are located primarily in Brazil’s Lithium Valley. In addition, Atlas Lithium has 100% ownership of mineral rights for other battery and critical metals including nickel (222 km2), rare earths (122 km2), titanium (89 km2), and graphite (56 km2). The Company also owns approximately 45% of Apollo Resources Corp. (private company; iron) and approximately 28% of Jupiter Gold Corp. (OTCQB: JUPGF) (gold and quartzite).

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements are based upon the current plans, estimates and projections of Atlas Lithium Corporation and its subsidiaries (collectively, “Atlas Lithium” or “Company”) and are subject to inherent risks and uncertainties which could cause actual results to differ from the forward- looking statements. Such statements include, among others, those concerning market and industry segment growth and demand and acceptance of new and existing products; any projections of production, reserves, sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in Brazil, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Therefore, you should not place undue reliance on these forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: results from ongoing geotechnical analysis of projects; business conditions in Brazil; general economic conditions, geopolitical events and regulatory changes; availability of capital; Atlas Lithium’s ability to maintain its competitive position; manipulative attempts by short sellers to drive down our stock price; and dependence on key management.

Additional risks related to the Company and its subsidiaries are more fully discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-Q filed with the SEC on May 15, 2023. Please also refer to the Company’s other filings with the SEC, all of which are available at www.sec.gov. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements.

Investor Relations:

Michael Kim or Brooks Hamilton

MZ Group – MZ North America

+1 (949) 546-6326

ATLX@mzgroup.us

https://www.atlas-lithium.com/

@Atlas_Lithium